EXHIBIT 4.1

NUMBER MSB 4122

Main Street Banks, Inc.

COMMON STOCK

No Par Value

SHARES SPECIMEN

CUSIP 56034R 10 2

See Reverse for Certain Definitions

Incorporated under the laws of the State of Georgia

This certifies that SPECIMEN

is the owner of

Fully Paid and Non-Assessable Shares of Common Stock, No Par Value, of

CERTIFICATE OF STOCK

Main Street Banks, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed by facsimile.

Dated:

Edward C. Milligan

Chairman and Chief Executive Officer

Secretary

MAIN STREET BANKS, INC. CORPORATE SEAL GEORGIA

COUNTERSIGNED AND REGISTERED:
SUNTRUST BANK
TRANSFER AGENT AND REGISTRAR

BY SPECIMEN

AUTHORIZED SIGNATURE

© SECURITY COLUMBIAN UNITED STATES BANKNOTE CORPORATION

Main Street Banks, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM–as tenants in common	UNIF GIFT MIN ACT– Custodian
(Cust) (Minor)

TEN ENT–as tenants by the entireties	Under Uniform Gifts to Minors
Act (State)

JT TEN–as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                              hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

(Please print or typewrite name and address, including postal zip code, of assignee)

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

, Attorney, to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBRO3KERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.